Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY  11788-5138
Direct Dial:  631-360-9304
Direct Fax:   631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date:	December 23, 2008

Contact:	Ms. Judith Barber
Corporate Secretary

SMITHTOWN BANCORP APPROVED
BY U.S. TREASURY FOR
CAPITAL OF $37.8 MILLION

Smithtown, NY, December 23, 2008  - Smithtown Bancorp (NASDAQ: SMTB), the parent holding company for Bank of Smithtown, has been approved by the United States Treasury for the Treasury to purchase up to $37.8 million of preferred shares pursuant to the TARP Capital Purchase Program.  If the Company chooses to accept the offer and issues the shares, the shares would be non-voting, with a 5% annual dividend for the first five years, together with the other attributes and conditions as set forth in the Treasury’s program.

The Company’s Chairman, President & CEO, Brad Rock, commented:  “There are currently significant differences of opinion among Treasury, the bank regulators and members of Congress about whether the TARP money should be used to provide capital to healthy banks.  Treasury and the regulators have encouraged healthy banks to take the money.  On the other hand, some members of Congress have said that the money was never intended as capital for healthy banks and that they intend to impose onerous restrictions on any bank that accepts the capital.  For example, some members of Congress have suggested that any bank that receives TARP capital should not be allowed to pay any cash dividends.  Others have suggested that Congress should dictate lending standards for any bank that receives TARP capital.

“We do not presently need additional capital.  We are, however, one of many profitable, healthy banks that could use attractively-priced capital to support our continued lending growth and deposit growth.”

Banks have 30 days from the date of the approval to decide whether to accept the Treasury’s offer.  Mr. Rock said:  “We will wait and see if the Treasury Department, the bank regulators and Congress resolve their differences.  If they do, and the capital is offered to healthy banks on terms that we feel are acceptable, then we will issue the shares and use the capital to support our continued growth.  If the differences are not resolved or they are resolved in a way that makes it unattractive for a profitable, healthy bank to accept the capital, then we will decline to participate in the program.”

During the most recent quarter, the Company’s earnings were up by 21%, and during the first nine months of this year, deposits increased by 20% and loans increased by 52%.  The Company has more than $1.8 billion in assets and is the largest independent commercial bank holding company headquartered on Long Island.

*      *      *

Forward-Looking Statements

Certain statements contained in this release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such.  In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:  local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made.  We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.